Exhibit 10.28

Newegg.com

16839 E. Gale Ave.

City of Industry, CA 91745

January 5, 2010

Re: IPO Retention Bonus

Dear Mr. Quiroga:

This letter sets forth the terms of the IPO Retention Bonus being offered to Rick Quiroga (“Mr. Quiroga”) by Magnell Associate Inc. dba Newegg.com (the “Company”). Please review the details below and sign to acknowledge your understanding and acceptance of these terms.

The Retention Bonus is being offered to Mr. Quiroga as an incentive to continue serving in his current position of Vice President of Finance of Newegg Inc. (“Newegg”) for at least six months from the date of October 25th, 2009. The terms for the Retention Bonus to be earned and paid are as follows:

Amount of Bonus: $116,640.00, the equivalent of six (6) months current base salary;

Date Earned and Paid: April 25, 2010 (the “Payment Date”);

Requirements:

•

Through the Payment Date, Mr. Quiroga remains employed by the Company and continues to serve in his current position as Vice President of Finance of Newegg, and will perform all of the duties the holder of such a position reasonably should perform or undertake.

•

Through the Payment Date, Mr. Quiroga continues to provide, in good faith, his best efforts and full professional attention towards the business needs of the Company and Newegg, and each of their subsidiary corporations, related entities, officers, directors, employees, agents, and all persons acting by, through or on behalf of the Company or Newegg.

•

Mr. Quiroga provides, in good faith, his full support and best professional efforts towards the successful completion of Newegg’s Initial Public Offering (“IPO”), meaning the date of the initial sale of Class A Common Stock of Newegg Inc. to the general public pursuant to a registration statement filed with and declared effective by the United States Securities and Exchange Commission under the Securities Act.

This offer is being made solely as an incentive for Mr. Quiroga to continue his employment with the Company. Neither the offer nor the acceptance of the terms stated in this letter will alter or amend the “At Will” status of Mr. Quiroga’s employment with the Company before or after the Payment Date. This offer does not imply that Mr. Quiroga’s employment will end on or after the Payment Date, nor does this offer imply that Mr. Quiroga is being asked to leave the Company on or after the Payment Date.

Best Regards,

Tally Liu, CEO

Newegg Inc.

I understand, acknowledge, and accept the terms stated above.

Rick Quiroga	Date